Exhibit 99.2(s)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Peachtree Alternative Strategies Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Shares of Beneficial Interest	457(o)	$50,000,000	$105.75	$50,000,000	$147.60	$7,380.00	_	_	_	_
Fees Previously Paid	_	_	_	_	_	_	_	_	_	_	_	_
Carry Forward Securities
Carry Forward Securities	Equity	Shares of Beneficial Interest	457(o) 415(a)(6)	_	$105.75	$14,883,938.57(1)	$92.70	$1,379.74	N-2	333-267143	August 29, 2022
Total Offering Amounts						$64,883,938.57(1)		$8,759.74(2)	_	_	_	_
Total Fees Previously Paid								$1,379.74(1)	_	_	_	_
Total Fee Offsets								_	_	_	_	_
Net Fee Due								$7,380.00	_	_	_	_

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(3)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial effective date
Equity	Shares of Beneficial Interest	$62,758,331.79	$62,758,331.79	N-2	333-267143	August 29, 2022

(1)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is carrying forward to this Registration Statement the 140,746.464 unsold shares of beneficial interest that the Registrant previously registered for sale pursuant to Registration Statement on Form N-2 (File No. 333-267143) effective August 29, 2022 (the “Prior Registration Statement”).
(2)	Amount represents $1,379.74 previously paid to register $14,883,938.57 of unsold Shares, plus $7,380.00 to register the additional $50,000,000 shares of beneficial interest registered hereby. Effective October 1, 2023, the filing fee rate was changed to $147.60 per million dollars of the proposed maximum aggregate offering price of the securities to be registered.
(3)	Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus in this Registration Statement also relates to the offering of $62,758,331.79 of shares of beneficial interest that were previously registered pursuant to the Prior Registration Statement. $6,026.93 was previously paid by the Registrant to register $62,758,331.79 of shares of beneficial interest under the Prior Registration Statement.